UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2013

ACNB Corporation

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-11783	23-2233457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Lincoln Square, Gettysburg, PA	17325
(Address of principal executive offices)	(Zip Code)

717.334.3161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ITEM 5.03                                  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2013, the Registrant’s Board of Directors approved amendments to its Bylaws as follows:

1.              Article II, Section 203 regarding share ownership for Directors was amended to require a minimum ownership of five hundred (500) shares of common stock of the Registrant; whereas, previously the requirement was a minimum of one thousand dollars ($1,000.00) par value or market value of stock of the Registrant.

2.              Article II, Section 205(b) was amended to permit a Director who reaches the retirement age of seventy-two (72) to serve until the end of the calendar year or, if it is his or her director class’s final year, until the annual meeting at which the class’s term expires; whereas, previously the Director was prohibited from standing for election, if as of the date of election, he or she attained the retirement age of seventy-two (72).

3.              Article II, Section 205(b) was amended to remove all references to Director Emeritus. Additionally, Article II, Section 212 and Article X, Section 1014 were removed to eliminate the position of Director Emeritus.

4.              Article II, Section 207 was amended to permit the Board of Directors to hold regular meetings on such dates and at such times as the Board shall determine.

5.              Article VIII, Section 801 was amended to eliminate the ten (10) day notice requirement of any proposed amendment before the Board of Directors may amend the Bylaws.

Further, the Board of Directors adopted other technical amendments necessary to ensure consistency with the Registrant’s subsidiary bylaws and in accordance with current law and practice. The amended and restated Bylaws are attached as Exhibit 3.2 and are incorporated in this Item 5.03 by reference.

ITEM 9.01                                  Financial Statements and Exhibits

(a)         Financial Statements and Exhibits.

None.

(b)         Pro Forma Financial Information.

None.

(c)          Shell Company Transactions.

None.

(d) Exhibits.

Exhibit Number	Description

3.2	Amended and Restated Bylaws of ACNB Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ACNB CORPORATION
(Registrant)

Dated: February 4, 2013	/s/ Lynda L. Glass
Lynda L. Glass
Executive Vice President,
Secretary & Chief Governance Officer

EXHIBIT INDEX

EXHIBIT NO.

3.2	Amended and Restated Bylaws of ACNB Corporation.